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                                                                     EXHIBIT 3.3


                         CERTIFICATE OF INCORPORATION

                                      OF

                                ITT - PGS, INC.

     I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, being Title 8 Chapter 1 of the Delaware Code of 1953, and the Acts amendatory thereof and supplementary thereto, do hereby certify an follows:

     FIRST:  The name or the corporation Is ITT - PGS, INC. (hereinafter called
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the "Corporation").

     SECOND:  The location of the registered office or the Corporation in the
     ------
State of Delaware is 100 West Tenth Street, in the City or Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the Corporation is to engage in any lawful act or
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activity for which corporations may be organized under the General Corporation
Law of Delaware.

     FOURTH:  The total number of shares of stock which the Corporation shall
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have authority to issue is one hundred shares or common stock of the par value or $100 per share.

     FIFTH:  The name and address of the Incorporator is as follows:
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                 Name                                         Address
                 ----                                         -------

            Thomas Motley, Jr.                         425 East 86th Street
                                                     New York, New York 10028

     SIXTH:  The powers of the incorporator shall terminate upon the filing of
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this Certificate of Incorporation.  The names and addresses of the persons who are to serve as directors of the Corporation until the first annual meeting or stockholders or until their successors are elected and
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qualify are set forth below in accordance with Section 102(a)(6) of the General
Corporation Law of Delaware:

                 Name                                        Address
                 ----                                        -------

            Thomas Motley, Jr.                         425 East 86th Street
                                                     New York, New York 10028

             Edwin C. Cohen                               132 State Street
                                                Brooklyn Heights, New York 11201

             John I. Brokaw                            150 East 61st Street
                                                     New York, New York 10022


     SEVENTH:  In furtherance and not in limitation of the powers conferred by
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law, the Board of Directors of the Corporation is expressly authorized:

          (a) To make, alter, amend or repeal the By-Laws of the Corporation.

          (b) To direct and determine the use and disposition of net profits or net assets in excess of capital; to set apart out of any of the funds or the Corporation available for dividends a reserve or reserves for any proper purpose; and to abolish any such reserve in the manner in which it was created.

          (c) To establish bonus, profit-sharing, stock option, retirement or other types of incentive or compensation plans for the employees (including officers and directors) of the Corporation and to fix the amount of the profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

          (d) From time to time to determine whether and to what extent, and at what time find places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document or the Corporation, except as conferred by statute or authorized by the Board of Directors or by a resolution or the stockholders.

          (e) To authorize, and cause to be executed, mortgages and liens upon the real and personal property of the Corporation.

     EIGHTH:  Whenever the vote of stockholders at a meeting thereof is required
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or permitted to be taken for or in connection with any corporate action by any provision of the General Corporation Law of Delaware, the meeting and vote of stockholders may be dispensed


                                       2
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with if the holders of stock having not less than the minimum percentage of the vote required by statute for the proposed corporate action shall consent in writing to such corporate action being taken, provided that prompt notice must be given to all stockholders of the taking of such corporate action without a meeting and by less than unanimous written consent.

     NINTH:  The Corporation reserves the right to amend, alter, change or
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repeal any provision contained In this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders and directors are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 29th day of May, 1968.

                                        /s/ Thomas Motley Jr.  (SEAL)
                                        ----------------------


                                       3
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STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )

     On this 29th day of May, 1968, there personally came before me Thomas Motley, Jr., the person who executed the foregoing certificate, known to me personally to be such, and he duly executed said certificate before me and acknowledged that it was his act and deed and that the facts stated therein are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

                                        /s/ Herbert W. Brauer
                                        --------------------------------

                                        (Notary Seal)